UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2015
WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (413) 243-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 21, 2015, Wave Systems Corp. (the “Company”) entered into an Underwriting Agreement (the "Agreement") with Roth Capital Partners, LLC (the "Underwriter"), relating to the sale by the Company in a public offering of 8,395,000 units (including 1,095,000 units issued pursuant to a 30-day over-allotment option exercised by the Underwriter as described in more detail below) consisting of an aggregate total of 8,395,000 Class A common stock of the Company and warrants to purchase 4,197,500 shares of the Company’s Class A common stock. Each unit consists of one share of Class A common stock, par value $0.01 per share, and a Warrant to purchase 0.5 shares of Class A common stock, at a public offering price of $0.65 per unit, less underwriting discounts and commissions of $0.046 per unit. The offering is being made pursuant to a shelf registration statement (Registration No. 333-200316) filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2014, as amended, and declared effective on January 7, 2015 (the “Registration Statement”), including a base prospectus dated January 7, 2015 (the “Base Prospectus”); a preliminary prospectus supplement filed with the Commission on May 21, 2015 (the “Preliminary Prospectus Supplement”); and a final prospectus supplement filed with the Commission on May 26, 2015 (together with the Base Prospectus and Preliminary Prospectus Supplement, the “Prospectus”).
As mentioned in the previous paragraph, under the terms of the Agreement, the Company granted the Underwriter a 30-day option to purchase up to 1,095,000 units, consisting of 1,095,000 additional shares of Class A common stock and/or warrants to purchase up to 547,500 shares of Class A common stock to cover over-allotments, if any. The Underwriter has agreed to exercise its over-allotment option for the Class A common stock and the Warrants in full. Therefore, after deducting underwriting discounts and commissions and estimated expenses of the public offering, excluding the proceeds, if any, from the exercise of Warrants in this offering, the Company expects to receive approximately $4,156,000 in net proceeds, plus any proceeds received from the exercise of the underwriters’ over-allotment option. The Company intends to use the net proceeds primarily for working capital.
The Agreement contains contractual representations, warranties and covenants that have been provided by the Company as assurances to the Underwriter primarily as conclusions regarding various legal matters as of the dates set forth in the Agreement. These representations, warranties and covenants were not provided to the Underwriter in order to supplement any of the information contained in the Registration Statement or the Prospectus and are not otherwise statements of material fact made to investors about the Company as part of the offering. The Company expects to close the sale of the units on or about May 27, 2015, subject to customary closing conditions.
The foregoing summary of the Agreement is qualified in its entirety by reference to the actual Agreement, which is filed as Exhibit 1.1 hereto.
In connection with the offering and sale of the Class A common stock and Warrants, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (1) the underwriting agreement (Exhibit 1.1); (2) the Form of Warrant Agreement (Exhibit 4.1); (3) the opinion of Willkie Farr & Gallagher LLP as to the validity of the sale and issuance of the shares of common stock in the offering (Exhibit 5.1); and (4) the consent of Willkie Farr & Gallagher (Exhibit 23.1);

Item 8.01 Other Events
On May 20, 2015, the Company issued a press release announcing the launch of the public offering described in Item 1.01 of this report. On May 21, 2015, the Company issued a press release announcing the pricing of the offering. On May 27, 2015, the Company issued a press release announcing the closing of the offering. Copies of these press releases are attached as Exhibits 99.1,99.2 and 99.3, respectively, to this report, and are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated May 21, 2015 by and between Wave Systems Corp. and Roth Capital Partners, LLC.

Exhibit 4.1	Form of Warrant Agreement.

Exhibit 5.1	Opinion of Willkie Farr Gallagher LLP.

Exhibit 23.1	Consent of Willkie Farr Gallagher LLP (included as part of Exhibit 5.1).

Exhibit 99.1	Press release dated May 20, 2015

Exhibit 99.2	Press release dated May 21, 2015

Exhibit 99.3	Press release dated May 27, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:    /s/ Walter A. Shephard
Walter A. Shephard
Chief Financial Officer

Dated: May 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated May 21, 2015 by and between Wave Systems Corp. and Roth Capital Partners, LLC.

Exhibit 4.1	Form of Warrant Agreement.

Exhibit 5.1	Opinion of Willkie Farr Gallagher LLP.

Exhibit 23.1	Consent of Willkie Farr Gallagher LLP (included as part of Exhibit 5.1).

Exhibit 99.1	Press release dated May 20, 2015

Exhibit 99.2	Press release dated May 21, 2015

Exhibit 99.3	Press release dated May 27, 2015

6